Exhibit (3)(i)(2)

    Certificate of Amendment of Certificate of Incorporation
                      (4:1 stock conversion)

                   TOPCLICK INTERNATIONAL, INC.
                     CERTIFICATE OF AMENDMENT
                                OF
                   CERTIFICATE OF INCORPORATION


     TopClick International, Inc., a corporation organized and existing pursuant to the provisions and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      First: That the sole member of the Board of Directors of this corporation, by written consent of that member, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of this corporation:

      RESOLVED, that the undersigned, as a member of the Board of Directors of this corporation, has determined that it is in the best interests of this corporation and its shareholders that the Certificate of Incorporation of this corporation be amended to add thereto Article EIGHTH which shall specify the following:

            EIGHTH: On the addition of this article, each outstanding four (4) shares of this corporation's issued and outstanding $.001 par value common stock shall be, and hereby are, converted into one (1) share of this corporation's $.001 par value common stock.

      Second: The holders of a majority of the issued and outstanding shares of common stock of this corporation, which are the only shares entitled to a vote regarding the amendments specified by this Certificate, approved such amendment by consent.

      Third: That the amendment specified by this Certificate was duly adopted in accordance with the applicable provisions of Section 242 of Title 8 of the Delaware Code of 1953.

      IN WITNESS WHEREOF, TopClick International, Inc. has caused this Certificate to be signed by Chris Lewis, its President, and Chris Lewis, its Secretary, this 20th day of July, 2001.

                                    TopClick International, Inc.


                                    By:      /s/ Chris Lewis
                                        -----------------------------
                                       Chris Lewis, President and Secretary